                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [ ] Definitive proxy statement

     [X] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                            Illinois Power Company
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

             This announcement is not a solicitation of a Proxy.
           The Proxy Solicitation is made solely by the Notice and Proxy Statement dated April 27, 1998 and the accompanying Proxy Card.


                            ILLINOIS POWER COMPANY


                  NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                       TO BE HELD FRIDAY, MAY 29, 1998


     The Board of Directors of Illinois Power Company ("IPC"), an Illinois corporation and subsidiary of Illinova Corporation ("Illinova"), is soliciting proxies for use at a special meeting of IPC's shareholders to be held at IPC's principal office, 500 South 27th Street, Decatur, Illinois 62525, on Friday, May 29, 1998 at 10:00 a.m., local time (the "Special Meeting"). The purpose of the Special Meeting is to consider an amendment (the "Proposed Amendment") to IPC's Amended and Restated Articles of Incorporation which would remove a provision of the Articles that limits IPC's ability to issue or assume unsecured debt. Only shareholders of record on April 6, 1998 (the "Record Date") are eligible to vote at the Special Meeting.
     If the Proposed Amendment is adopted at the Special Meeting, IPC will make a special cash payment in the amount of $1.50 per share to each holder of shares of each series of IPC's cumulative preferred stock of record on the Record Date as set forth in the Notice and Proxy Statement dated April 27, 1998 (the "Proxy Statement").
     If the Proposed Amendment is adopted at the Special Meeting, IPC will pay to each designated Soliciting Dealer (as defined in the Proxy Statement) a separate fee of $0.50 per share of cumulative preferred stock that is voted (and not revoked) in favor of the Proposed Amendment, as described in the Proxy Statement.
     The affirmative votes of the holders of at least two-thirds of the outstanding shares of IPC's (i) common stock and all series of cumulative preferred stock, voting together as one class, and (ii) cumulative preferred stock, all series voting together as one class, are required to approve the Proposed Amendment to be presented at the Special Meeting.

      ILLINOIS POWER COMPANY CUMULATIVE PREFERRED STOCK ($50 PAR VALUE)

                                                              Special Cash
                       Shares       CUSIP      Voting Rights     Payment
         Series     Outstanding     Number      (per share)    (per share)
         ------     -----------     ------      -----------    -----------
     4.08% Series     283,290     452092 20 8      1 Vote         $1.50
     4.20% Series     167,720     452092 30 7      1 Vote         $1.50
     4.26% Series     136,000     452092 40 6      1 Vote         $1.50
     4.42% Series     134,400     452092 50 5      1 Vote         $1.50
     4.70% Series     176,000     452092 60 4      1 Vote         $1.50
     7.75% Series     241,700     452092 79 4      1 Vote         $1.50

      SHAREHOLDERS ARE REQUESTED TO RETURN THEIR PROXY BY MAY 29, 1998.
         PROXIES MAY BE REVOKED AT ANY TIME PRIOR TO EFFECTIVENESS OF
    THE PROPOSED AMENDMENT. SEE "VOTING SECURITIES, RIGHTS AND PROCEDURES"
                           IN THE PROXY STATEMENT.


                            The Information Agent:

                                  MACKENZIE
                                PARTNERS, INC.

                               156 Fifth Avenue
                           New York, New York 10010
                          (800) 322-2885 (Toll Free)
                        (212) 929-5500 (Call Collect)


                           The Solicitation Agent:

                         DONALDSON, LUFKIN & JENRETTE
                            SECURITIES CORPORATION

                               277 Park Avenue
                           New York, New York 10172
                          (800) 334-1604 (Toll Free)
                        (212) 892-3351 (Call Collect)
                       Attn: Paul Galant or Jeff Dorst

April 30, 1998